                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           WABASH NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 2003 Annual Meeting of Stockholders of Wabash National Corporation will be held at University Inn, 3001 Northwestern Avenue, West Lafayette, Indiana, 47906 on Monday, June 2, 2003, at 10:00 a.m. for the following purposes:

         1.  To elect five members of the Board of Directors.

         2. To consider and act upon such other matters as may properly come before the meeting.

         IMPORTANT: Whether or not you expect to attend the meeting, you are requested to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.


                                            By Order of the Board of Directors

                                            /s/ CYNTHIA J. KRETZ
                                            ----------------------------------
                                            CYNTHIA J. KRETZ
                                            Secretary


Lafayette, Indiana
April 29, 2003

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS--JUNE 2, 2003

         This Proxy Statement is furnished on or about April 29, 2003, to stockholders of Wabash National Corporation (the "Corporation"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held at the University Inn, 3001 Northwestern Avenue, West Lafayette, Indiana, 47906 on Monday, June 2, 2003, at 10:00 a.m. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. This right of revocation is not limited by or subject to compliance with any formal procedures.

         The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

         At the close of business on April 18, 2003, there were 25,721,165 shares of the common stock and 352,000 shares of Series B 6% Cumulative Convertible Exchangeable Preferred Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on April 18, 2003, will be entitled to vote at the meeting, and each share will have one vote.

                              ELECTION OF DIRECTORS

         At the meeting, five directors are to be elected for terms of one year or until their successors are duly elected and qualified. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the five nominees for the Board of Directors named below. Each of the nominees has consented to be named herein and to serve on the Board if elected.

         The name, age, business experience, current committee memberships, and directorships of each nominee for director are as follows:


David C. Burdakin .....Member - Audit, Compensation, Nominating & Corporate
                       Governance Committees
                       Age 48
                       Director of the Corporation since February 2002. Mr. Burdakin is President of HON Company, a manufacturer of office furniture, since February 2000 and Executive Vice President of HON Industries, a diversified manufacturer, since February 2001. Previously, Mr. Burdakin was President of the HON Group and has held a variety of positions of increasing responsibility with HON since 1993.


William P. Greubel ....Member - Executive Committee
                       Age 51
                       President and Chief Executive Officer of the Corporation since May, 2002. Director of the Corporation since May, 2002. Mr. Greubel was a Director and Chief Executive Officer of Accuride Corporation, a manufacturer of wheels for trucks and trailers, from 1998 until April 2002 and served as President of Accuride Corporation from 1994 to 1998. Previously, Mr. Greubel was employed by AlliedSignal Corporation from 1974 to 1994 in a variety of positions of increasing responsibility, most recently as Vice President and General Manager of the Environmental Catalysts and Engineering Plastics business units.

John T. Hackett........Member - Audit, Compensation, Nominating & Corporate
                       Governance, and Executive Committees
                       Age 70
                       Director of the Corporation since November 1991 and Chairman of the Board of Directors since October 2001. Mr. Hackett was Managing General Partner of CID Equity Partners, L.P., a private investment partnership, from 1991 until his retirement in 2001. He previously served as Vice President - Finance and Administration of Indiana University from 1988 to 1991 and Executive Vice President, Chief Financial Officer and Director of Cummins Engine Corporation from 1964 to 1988. Mr. Hackett is also a director of Irwin Financial Corporation and Ball Corporation.


Dr. Martin C. Jischke..Member - Audit, Compensation, and Nominating and
                       Corporate Governance Committees
                       Age 61
                       Director of the Corporation since January 2002. Dr. Jischke is President of Purdue University, West Lafayette, Indiana, since August 2000. Previously, Dr. Jischke was President of Iowa State University from 1991-2000, Chancellor of the University of Missouri-Rolla from 1986-1991, and served in various capacities at the University of Oklahoma between 1968 and 1986, including Dean and Interim President. Dr. Jischke also serves as a Director of Kerr-McGee Corporation.


Ludvik F. Koci         Member - Audit and Compensation Committees
                       Age 65
                       Director of the Corporation since December 1993. Mr. Koci was Chairman and Chief Executive Officer of Detroit
                       Diesel Corporation from 1997 until his retirement in 2002. He had previously served as President and Chief
                       Operating Officer from December 1989 and continues as a consultant to Detroit Diesel Corporation. Mr. Koci also serves on the Board of Directors of Penske Corporation, Truck-Lite Co., Inc., American Transportation Research
                       Institute, Focus: HOPE, St. Mary's College, Mary's
                       Children Family Center (of Michigan) and BarronCast, Inc.


         The Corporation's Bylaws provide that its Board of Directors shall be comprised of not less than three nor more than twelve directors, with the exact number to be fixed by resolution of the Board of Directors. The Board has currently fixed the authorized number of directors at five. The Certificate of Designation for the Corporation's Series B 6% Cumulative Convertible Exchangeable Preferred Stock provides that upon nonpayment of required dividends to holders of Series B Preferred Stock for six financial quarters, the number of directors on the Board of Directors will be automatically increased by two directors. The holders of Series B Preferred Stock, voting as a single class, would then be entitled to fill the newly created directorships. This right to vote as a single class to elect two directors continues until all dividends in default are paid in full. As a result of dividend restrictions under the Corporation's debt agreements, the Corporation has not paid dividends since the first quarter of 2002. Accordingly, if the Corporation does not resume the payment of dividends prior to the third quarter of 2003, the holders of the Series B Preferred Stock will have the right to appoint two directors to serve on the Board of Directors.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS LISTED ABOVE.

BOARD COMMITTEES

         The Board of Directors has established a Search Committee, Compensation Committee, Executive Committee, Audit Committee, and a Nominating and Corporate Governance Committee.

         The Nominating and Corporate Governance Committee is responsible for making periodic recommendations to the Board of Directors with respect to nominees for election to the Board of Directors, monitoring a process to assess board effectiveness and developing and implementing the Corporation's corporate governance guidelines. This committee met four times during 2002.

         The Compensation Committee is responsible for determining the Corporation's compensation policies for executive officers and for administering the Corporation's 1992 and 2000 Stock Option Plans, the 1997 Stock Bonus Plan, and the 2001 Stock Appreciation Rights Plan, pursuant to the provisions of the Plans. This Committee met six times during 2002.

         The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation, in the interval between meetings of the Board when an emergency issue or scheduling makes it difficult to convene all directors. This Committee did not meet during 2002.

         The Audit Committee is responsible for:

            - reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

            - reviewing with the independent auditors the plan and results of auditing engagements;

            - reviewing and pre-approving non-audit services provided by the independent auditors and the range of audit and non-audit fees;

            - reviewing the scope and results of the Corporation's internal audit procedures and the adequacy of the system of internal controls;

            -  overseeing special investigations;

            - reviewing the Corporation's financial statements and financial reports filed with the SEC;

            - overseeing the Corporation's efforts to assure that its business and operations are conducted in compliance with the highest legal and regulatory standards applicable to it, as well as ethical business practices;

            - overseeing the Corporation's internal reporting system regarding compliance by the Corporation with Federal, state and local laws;

            - establishing and implementing procedures for confidential communications for "whistleblowers" and others who have concerns with the Corporation's accounting, internal accounting controls and audit matters; and

            -  reviewing significant accounting policies of the Corporation.

         Each such member of the Audit Committee is independent within the meaning of the rules of the New York Stock Exchange. This Committee met ten times during 2002.

ATTENDANCE AT MEETINGS

         During 2002, the Board of Directors of the Corporation held four meetings. All directors of the Corporation, except Mr. Harrison and Mr. Koci, attended 75% or more of all Board meetings and meetings of committees on which they served in that year. Mr. Harrison attended 67% of all Board meetings and meetings of committees on which he served in 2002. Mr. Koci attended 74% of all Board meetings and meetings of committees on which he served in 2002.

DIRECTORS' FEES

         Directors who are not officers or otherwise affiliated with the Corporation receive total compensation of $10,000 per calendar quarter (paid 1/3 in cash and 2/3 in common stock of the Corporation) and $1,000 for each Committee meeting attended.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation related to the year ended December 31, 2002, all such reports were made on a timely basis, except that due to clerical oversights by the Corporation, (i) Richard Dessimoz, former Executive Officer of the Corporation, did not timely report one transaction on Form 4.




                      (THIS SPACE INTENTIONALLY LEFT BLANK)

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of April 18, 2003 (unless otherwise specified), with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Officer (as defined below), and all directors and executive officers as a group:


                                                                              SHARES OF
                                                                            COMMON STOCK
                                                                            BENEFICIALLY        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                          OWNED (1)         OF CLASS
------------------------------------------------                           ---------------     ----------
Perkins, Wolf, McDonnell & Corporation
   310 South Michigan Avenue, Suite 2600
   Chicago, IL  60604...................................................    3,320,500(2)         12.91%

Berger Omni Investment Trust
   210 University Boulevard, Suite 800
   Denver, CO  80206....................................................    2,100,000(3)          8.16%

State of Wisconsin Investment Board
   P.O. Box 7842
   Madison, WI  53707...................................................    2,067,300(4)          8.04%

Dimensional Fund Advisors, Inc.
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401..............................................    1,743,440(5)          6.78%

Schneider Capital Management
   460 East Swedesford Road, Suite 1080
   Wayne, PA  19087.....................................................    1,482,700(6)          5.76%

David C. Burdakin.......................................................        4,417              *


Richard E. Dessimoz.....................................................       43,050(7)           *

Rodney P. Ehrlich.......................................................       73,517(8)           *

Richard J. Giromini.....................................................        7,000              *

William P. Greubel......................................................       30,000              *

John T. Hackett.........................................................       27,298(9)           *

E. Hunter Harrison......................................................       50,498(10)          *

Mark R. Holden..........................................................       80,585(11)          *

Martin C. Jischke.......................................................        4,417              *

Ludvik F. Koci..........................................................       25,998(12)          *

Derek L. Nagle..........................................................       53,750(13)          *

All Executive Officers and Directors as a group (9 persons).............      303,729              *

* Less than one percent

   (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 18, 2003 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

   (2)  Based solely on a Schedule 13G filed January 31, 2003.

   (3)  Based solely on a Schedule 13G filed March 14, 2003.

   (4)  Based solely on a Schedule 13G filed February 14, 2003.

   (5)  Based solely on a Schedule 13G filed February 3, 2003.

   (6)  Based solely on a Schedule 13G filed February 12, 2003.

   (7)  Includes currently exercisable options to purchase 43,000 shares.

   (8)  Includes currently exercisable options to purchase 54,867 shares.

   (9)  Includes currently exercisable options to purchase 18,000 shares.

   (10) Includes currently exercisable options to purchase 18,000 shares.

   (11) Includes currently exercisable options to purchase 79,534 shares.

   (12) Includes currently exercisable options to purchase 18,000 shares.

   (13) Includes currently exercisable options to purchase 49,250 shares.


                      EXECUTIVE OFFICERS OF THE REGISTRANT

         In addition to Mr. Greubel, who is identified above under the heading "Election of Directors", the following are the Executive Officers of the
Corporation:


           NAME                   AGE                            POSITION
           ----                   ---                            --------
Rodney P. Ehrlich..............    56     Senior Vice President--Product Development
Richard J. Giromini............    50     Senior Vice President--Chief Operating Officer
Mark R. Holden.................    43     Senior Vice President--Chief Financial Officer


         Rodney P. Ehrlich. Mr. Ehrlich has been Senior Vice President - Product Development of the Corporation since October 2001. Mr. Ehrlich was Vice President - Engineering and has been in charge of the Corporation's engineering operations since the Corporation's founding.

         Richard J. Giromini. Mr. Giromini has been Senior Vice President - Chief Operating Officer since joining the Corporation on July 15, 2002. Prior to that, Mr. Giromini was with Accuride Corporation from April 1998 to July 2002, where he served in capacities as Senior Vice President - Technology and Continuous Improvement; Senior Vice President and General Manager - Light Vehicle Operations; and President and CEO of AKW LP. Previously, Mr. Giromini was employed by ITT Automotive, Inc. from 1996 to 1998 serving as the Director of Manufacturing.

         Mark R. Holden. Mr. Holden has been Senior Vice President - Chief Financial Officer since October 2001 and has also served as a member of the Office of the C.E.O. Mr. Holden has served as Vice President - Chief Financial Officer and Director of the Corporation since May 1995 to October 2001 and Vice President - Controller of the Corporation from 1992 until May 1995.

                                  COMPENSATION

  EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 2002, 2001, and 2000 of the present and former Chief Executive Officers and the other four most highly compensated executive officers of the Corporation as of December 31, 2002 (together, the "Named Officers").



                           SUMMARY COMPENSATION TABLE


                                                                                      LONG -TERM COMPENSATION
                                                         ANNUAL COMPENSATION                   AWARDS
                                                      --------------------------     --------------------------
                                                                                      RESTRICTED    SECURITIES
                                                                                        STOCK       UNDERLYING         ALL OTHER
                                                             SALARY    BONUS (2)       AWARDS(3)      OPTIONS        COMPENSATION(4)
NAME AND PRINCIPAL POSITION(1)                        YEAR     ($)        ($)            ($)            (#)                ($)
------------------------------                        ----  ---------  ---------     ------------   -----------     ----------------
William P. Greubel ..............................     2002  $ 393,461  $ 200,000         $262,500       250,000        $  21,945
    President and Chief Executive Officer

Mark R. Holden ..................................     2002  $ 349,167  $ 150,000         $      0       145,000        $  23,000
    Senior Vice President - Chief Financial           2001  $ 287,500  $       0                          5,000        $   2,675
     Officer                                          2000  $ 287,500  $       0                         10,000        $   3,965

Richard J. Giromini .............................     2002  $ 150,208  $ 235,264         $ 70,000       125,000        $  13,816
    Senior Vice President - Chief Operating
      Officer

Richard E. Dessimoz .............................     2002  $ 142,290  $     500         $      0        20,000        $ 198,267
    Acting Chief Executive Officer                    2001  $ 264,500  $       0                         10,000        $  39,796
                                                      2000  $ 264,500  $       0                         10,000        $   5,255

Derek L. Nagle ..................................     2002  $ 275,000  $     200         $      0        20,000        $   3,240
    Senior Vice President of the                      2001  $ 275,000  $       0                          5,000        $  $4,144
      Corporation and                                 2000  $ 275,000  $       0                          8,000        $   4,972
      President - NOAMTC, Inc.

Rodney P. Ehrlich ...............................     2002  $ 251,275  $       0         $      0             0        $   5,790
    Senior Vice President - Product                   2001  $ 251,275  $       0                              0        $   5,183
      Development                                     2000  $ 251,275  $       0                         10,000        $   8,841





(1) Mr. Greubel became Chief Executive Officer on May 6, 2002. Mr. Giromini became the Corporation's Chief Operating Officer on July 15, 2002. Mr. Dessimoz' employment with the Corporation ended on May 23, 2002. Mr. Nagle retired from the Corporation on December 31, 2002.

(2) See the Report on Executive Compensation for a description of the Bonus Plan. In addition, certain Named Officers were eligible to receive additional amounts outside of the Bonus Plan. In 2002, these payments consisted of (i) amounts paid pursuant to executive employment agreements on behalf of certain Named Officers. In 2002 these payments consisted of $200,000 in respect of Mr. Greubel, $150,000 in respect of Mr. Holden and $235,264 (consisting of $85,264 signing bonus and $150,000 bonus compensation for fiscal year 2002) in respect of Mr. Giromini and (ii) amounts paid for service anniversary awards in 2002 consisting of $200 in respect to Mr. Nagle.

(3) As of December 31, 2002, the value of the 44,492 shares of restricted common stock of the Corporation held by Mr. Greubel was $372,843, and the value of the 13,592 shares of restricted common stock of the Corporation held by Mr. Giromini was $113,901. Pursuant to their employment agreements, Messrs. Greubel and Giromini received the shares of restricted stock as compensation for the loss of equity in their former employer that each incurred when he accepted his current position with the Corporation. The total number of shares awarded to Messrs. Greubel and Giromini were 44,492 and 13,592, respectively. Mr. Greubel's restricted stock vests 100% on the earlier of March 31, 2005 or the termination of Mr. Greubel's employment by the Corporation without cause or by Mr. Greubel as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Greubel of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of his employment agreement by the Corporation that is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy within 180 days following a change in control of the Corporation. Mr. Giromini's restricted stock vests 100% on the earlier of July 15, 2003 or the termination of Mr. Giromini's employment by the Corporation without cause or by Mr. Giromini as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Giromini of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of his employment agreement by the Corporation that is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy. Messrs. Greubel and Giromini have the right to receive dividends on the shares of restricted common stock to the extent any are declared generally on the common stock of the Corporation.

(4) "All Other Compensation" consists of (i) contributions to the Corporation's 401(k) Plan on behalf of all of the Named Officers. In 2002, these payments consisted of $2,700 in respect of Mr. Holden, $4,500 in respect of each Mr. Ehrlich and Mr. Dessimoz, and $2,550 in respect of Mr. Nagle.; (ii) payments by the Corporation with respect to term life insurance for the benefit of the Named Officers. In 2002, these payments consisted of $451 in respect of Mr. Greubel, $300 in respect of Mr. Holden, $208 in respect of Mr. Giromini, $538 in respect of Mr. Dessimoz, $690 in respect of Mr. Nagle and $1,290 in respect of Mr. Ehrlich.; (iii) payments by the Corporation with respect to the Executive Life Insurance Plan (which provides employees with a bonus to pay for a universal life insurance policy that is fully owned by the employee), In 2002, these payments consisted of $20,000 in respect of Mr. Holden; (iv) reimbursement of relocation expenses incurred by the Named Officers. In 2002, these payments consisted of $21,494 in respect of Mr. Greubel and $13,608 in respect of Mr. Giromini, and; (v) payments made by the Corporation with respect to severance on behalf of the Named Officers. In 2002, these payments consisted of $193,229 in respect of Mr. Dessimoz.

OPTION GRANTS

         Shown below is information on grants of stock options during the year ended December 31, 2002, to the Named Officers pursuant to the Corporation's 2000 Stock Option and Incentive Plan, the Corporation's Amended 1992 Stock Option and Incentive Plan, which terminated in July, 2002, and inducement options granted which are, by definition, outside of any Corporate Plan.


                                                                            INDIVIDUAL GRANTS
                                                -------------------------------------------------------------------------
                                                PERCENTAGE                                       POTENTIAL REALIZABLE
                                                    OF                                                 VALUE AT
                                 NUMBER OF         TOTAL                                        ASSUMED ANNUAL RATE OF
                                 SECURITIES       OPTIONS     EXERCISE OR                      STOCK PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO     BASE PRICE                         FOR OPTION TERM(5)
                                  OPTIONS        EMPLOYEES        (PER         EXPIRATION     ---------------------------
NAME                              GRANTED         IN 2002      SHARE)(4)          DATE           5% ($)          10% ($)
--------------------------       -----------    -----------   ------------    ------------    ----------      -----------
William P. Greubel.............  250,000(1)          39%         $ 10.01        05/06/12      $1,573,809       $3,988,341

Mark R. Holden.................   20,000(2)           3%         $ 10.00        05/02/12      $  125,779       $  318,748
                                 125,000(3)          19%         $  7.79        06/14/12      $  612,386       $1,551,907

Richard J. Giromini............  125,000(3)          19%         $  8.65        07/15/12      $  679,992       $1,723,234

Derek L. Nagle.................   20,000(2)           3%         $ 10.00        05/02/12      $  125,779       $  318,748

Richard E. Dessimoz............   20,000(2)           3%         $ 10.00        05/02/12      $  125,779       $  318,748

Rodney P. Ehrlich..............     --                --            --             --              --               --


(1) Options granted to Mr. Greubel become exercisable ratably beginning one year from date of grant through three years of date of grant.

(2) Options granted to Messrs. Holden, Nagle and Dessimoz become exercisable 50% as of the date of grant and 50% one year from the date of grant. Pursuant to the Severance Agreements negotiated between the Corporation and Messrs. Nagle and Dessimoz all options outstanding at the time of separation became fully vested.

(3) Options granted to Messrs. Giromini and Holden become exercisable 67% two years from the date of grant and the remainder vesting three years of date of grant.

(4) Options were granted having exercise prices at fair market value on the date of grant.

(5) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

OPTION FISCAL YEAR-END VALUES

         Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock granted under the Corporation's Amended 1992 Stock Option and Incentive Plan, 2000 Stock Option Plans and inducement options granted which are, by definition outside of any Corporate Plan. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 2002.


                                                            NUMBER OF SECURITIES
                                                            UNDERLYING OPTIONS                 VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                                                         HELD AT DECEMBER 31, 2002            AT DECEMBER 31, 2002(1)
                                                        ----------------------------         ----------------------------
NAME                                                    EXERCISABLE    UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
-------------------------                               -----------    -------------         ------------  -------------
William P. Greubel.............................                 0            250,000           $      0        $       0

Mark R. Holden................................             69,534            154,666           $  6,667        $  77,083

Richard Giromini..............................                  0            125,000           $      0        $       0

Richard E. Dessimoz...........................            108,700                  0           $ 10,050        $       0

Derek L. Nagle................................             49,250                  0           $  8,000        $       0

Rodney P. Ehrlich.............................             54,867             14,333           $  6,667        $   3,333


(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on December 31, 2002 ($8.38 per share).


EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2002 with respect to shares of Company common stock that may be issued under our existing equity compensation plans and arrangements.


                                                                                                         NUMBER OF
                                                                                                    SECURITIES REMAINING
                                                                                                    AVAILABLE FOR FUTURE
                                       NUMBER OF SECURITIES TO        WEIGHTED AVERAGE EXERCISE     ISSUANCE UNDER EQUITY
                                       BE ISSUED UPON EXERCISE          PRICE OF OUTSTANDING         COMPENSATION PLANS
                                       OF OUTSTANDING OPTIONS,                OPTIONS,              (EXCLUDING SECURITIES
PLAN CATEGORY                            WARRANTS AND RIGHTS             WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
-------------                          -----------------------        ----------------------      ------------------------
                                                 (A)                            (B)                          (C)
Equity Compensation plans approved
by security holders(1) ....                   1,133,545                        $19.92                               0

Equity Compensation plans not
approved by security holders(2)                 712,689                         $7.92                       2,464,024

Total                                         1,846,234                        $16.94                       2,464,024

(1) Consists of shares to be issued upon exercise of outstanding options granted under the Wabash National Corporation Amended 1992 Stock Option Plan. There are no securities that are currently issuable under The Wabash National Corporation Directors and Executives Deferred Compensation Plan and the number of securities available for grant under that plan is indeterminable as that number is dependent upon future deferrals by eligible participants.

(2) Consists of shares to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2000 Stock Option and Incentive Plan, shares to be issued under the Wabash National Corporation Stock Bonus Plan, common stock to be issued under the Wabash National Corporation Employee Stock Purchase Plan, and inducement options granted which are, by definition outside of any Corporate Plan.

2000 STOCK OPTION AND INCENTIVE PLAN

         The Corporation's Board of Directors adopted the 2000 Stock and Option Incentive Plan in November 2000. This plan provides for the grant of non-qualified stock options and restricted stock in order to attract, retain and compensate directors, highly qualified officers, key employees and other persons. There were 2,000,000 shares of stock originally authorized for issuance under the plan. The exercise price for each option granted is set by the Compensation Committee, but is required to be at least the aggregate fair market value of the shares subject to the option. The Compensation Committee sets the vesting schedule for each option granted and sets the restricted period for each grant of restricted stock. Upon a change in control of the Corporation, all outstanding shares subject to options vest and all restrictions and conditions applicable to shares subject to restricted stock lapse. The term of the plan is 10 years, unless earlier terminated by the Board of Directors.

EMPLOYEE STOCK PURCHASE PLAN

         The Corporation's Board of Directors adopted the Employee Stock Purchase Plan in June 1993. This plan provides for the purchase of the Corporation's common stock by certain employees in order to increase the employee's interest in the Corporation's growth and success and to retain the employee's services. The employee purchases the stock by electing to have deducted from his or her payroll a whole percentage amount of at least two percent and no more than 15 percent of the employee's daily compensation. There were 200,000 shares of common stock originally authorized for issuance under the Employee Stock Purchase Plan. The purchase price for each share of common stock is the fair market value of the common stock on the last day of the applicable period. The Board of Directors may terminate this plan at any time.

STOCK BONUS PLAN

         The Corporation's Board of Directors adopted the Stock Bonus Plan in January 1, 1997. This plan provides that stock may be awarded as supplementary compensation as an incentive and reward to eligible long service employees who, through industry, ability and exceptional service, contribute materially to the success of the Corporation. There were 500,000 shares of stock originally authorized for issuance under the Stock Bonus Plan. The Board of Directors has the authority to determine, in its sole discretion, the amount of individual stock bonus awards. This plan may be amended, suspended or terminated by the Board of Directors at any time.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         During 2002, decisions on cash compensation and stock options of the Corporation's executive officers were made by the Compensation Committee of the Board of Directors, which has furnished the following report on its policies. This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

         The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Officers as well as the other executive officers is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock.

         Base Salary. Each year the Compensation Committee determines the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

         Annual Bonus Plan. The amount of annual bonuses paid to the executive officers under the Corporation's bonus program (the "Bonus Plan") depends primarily upon whether, and the extent to which, the Corporation achieved certain pre-established working capital, profit and specific strategic objectives. Under the Bonus Plan, the Corporation has established for each participant a percentage of his annual base salary which is to be the participant's standard bonus percentage (the "Standard Bonus Percentage"). The Standard Bonus Percentages are reviewed each year by the Compensation Committee and changes are made when deemed necessary.

         Generally, if the Corporation achieves its working capital, profit and specific strategic objectives, each Bonus Plan participant will accrue a bonus for the year which is equal to his Standard Bonus Percentage of his base pay for the year. If the Corporation's performance is 10%, 20%, 30%, 40%, or 50% above its objectives, each participant accrues a bonus equal to 120%, 140%, 160%, 180% or 200% of his Standard Bonus Percentage of base pay, respectively. Bonuses are prorated for Corporation performance which falls between these achievement percentages. After the bonus percentage is computed for each Bonus Plan participant, the Compensation Committee may in its discretion increase or decrease the percentage, based upon individual performance. Bonuses are paid to participants in the calendar year following the year in which bonuses are accrued by the participants.

         In addition, certain Executives may receive bonus amounts pursuant to an executive employment agreement. Bonuses for 2000, 2001 and 2002 for each of the Named Officers appear under the caption "Bonus" in the Summary Compensation Table.

SEVERANCE AGREEMENTS


         The Corporation has adopted a policy of providing severance arrangements for senior management employees, including the Named Executive Officers, pursuant to which in the event of any such employee's termination "without cause" or by the employee in certain circumstances "for good reason" (as defined therein) the Corporation will pay such employee from one to three years of salary dependent upon the individual grade level and employment agreement. Further detail on severance arrangements is contained in the description of the employment agreements described elsewhere in the Corporation's proxy statement in which this report is included.

LONG TERM COMPENSATION THROUGH STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

         Under the Corporation's 2000 Stock Options Plan options may be granted to officers and other key employees of the Corporation and its subsidiaries to purchase shares of common stock at a price not less than market price at the date of grant. Options granted under the 2000 Stock Option Plan typically become exercisable in annual installments of three years and options granted under the Corporations Amended 1992 Stock Option Plan, under which grants may no longer be made, typically become exercisable in annual installments of five years. Option grants to non-employee Directors of the Corporation, however, are fully vested on the date of grant and are exercisable six months thereafter. All options granted expire ten years after the date of grant. The 2000 Stock Option Plan also provides for the award of restricted stock to directors and officers of the Corporation and key employees of the Corporation and its subsidiaries. In 2001, the Corporation adopted a Stock Appreciation Rights Plan, under which stock appreciation rights may be granted to officers and key employees of the Corporation and its subsidiaries. The Corporation has not made any grants in 2002 under the Stock Appreciation Rights Plan.

CHIEF EXECUTIVE OFFICERS' 2002 COMPENSATION.

         The Chief Executive Officer of the Corporation generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, the compensation of the Chief Executive Officer consists of annual base salary, annual bonus and grants of options. The Compensation Committee's general approach in setting compensation of the Chief Executive Officer is to be competitive with other companies in the industry, but to have a large portion of compensation based upon the Corporation's performance.

         In determining Mr. Dessimoz' compensation, the Compensation Committee took into account that for the first part of the year, Mr. Dessimoz served as the Corporation's Acting Chief Executive Officer. In April, 2002, Mr. Greubel became the Chief Executive Officer of the Corporation. Mr. Greubel's compensation is a result of a negotiated agreement between Mr. Greubel and the Corporation's Board of Directors and provides for an initial salary of $600,000 per year, a bonus for fiscal 2002, payable in 2003, of $200,000, a grant of an option to purchase 250,000 shares of the Corporation's common stock, and a grant of restricted stock for foregone equity in his previous employer. This agreement is described in further detail elsewhere in the proxy statement in which this report is included. In negotiating Mr. Greubel's compensation, the Board of Directors considered the criteria contained in this report, his qualifications and experience, his previous compensation levels, foregone awards and other compensation at his prior employer, and the competitive marketplace for executive talent. In additional, they considered that a substantial equity award was warranted and necessary in order to attract an executive such as Mr. Greubel, and to provide him a strong incentive to increase shareholder value.

         Section 162(m). Section 162(m) of the Internal Revenue Code limits tax deductions for executive compensation to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding 162(m) and to date has concluded that it was not appropriate to do so. One reason for this conclusion is that, assuming the current compensation policies and philosophy remain in place, Section 162(m) will not be applicable in the near term to any executive's compensation.


                                          Submitted by the
                                          Members of the Compensation Committee

                                          David C. Burdakin
                                          John T. Hackett
                                          E. Hunter Harrison
                                          Martin C. Jischke
                                          Ludvik F. Koci



EMPLOYMENT AND SEVERANCE AGREEMENTS

         In April 2002, the Corporation entered into an employment agreement with Mr. Greubel to serve as President and Chief Executive Officer of the Corporation effective April 12, 2002 through March 31, 2005. The term of Mr. Greubel's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. The agreement requires the Corporation to use its commercially reasonable efforts while Mr. Greubel is serving as the Chief Executive Officer to cause him to be nominated for election to the Board of Directors. Pursuant to this agreement, Mr. Greubel's initial salary was set at $600,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Greubel and the Corporation. Mr. Greubel is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $200,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Greubel an option to purchase 250,000 shares of the Corporation's common stock at an exercise price of $10.01 per share. One-third of these options will vest on the first anniversary of Mr. Greubel's employment and on each of the next two anniversaries thereafter, an additional one-third of these options will vest.

         The employment agreement with Mr. Greubel also provides that the Corporation pay for relocation expenses for Mr. Greubel and his family and reimburses him up to $5,000 per month until such time as he is able to consummate the sale of the home in which he previously lived. This agreement also provided that if Mr. Greubel was unable to sell his previous home within ninety days of putting it on the market then the Corporation would either buy the home or cause it to be sold. This provision of his employment agreement was amended in December, 2002, and now provides that the Corporation reimburse Mr. Greubel $2,734 per month for the payment of principal and interest on his mortgage on his former home and for the reasonable monthly electric, heating, cooling and insurance expenses of the home. The amendment also provided that if Mr. Greubel is unable to sell his former home for its fair market value, the Corporation, in its sole discretion, may choose to buy the house or direct that the house be sold to a third party. If the house is sold to a third party, the Corporation is required to reimburse Mr. Greubel the difference between the sales price and the fair market value.

         In the event that the Corporation terminates Mr. Greubel's employment without cause, or it is terminated by Mr. Greubel as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Greubel of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of three times his then current base salary if the termination is prior to or on March 31, 2003 and two times his salary if after March 31, 2003. In addition, all unvested options then held by Mr. Greubel shall become vested. If the Corporation terminates Mr. Greubel's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Greubel has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

         In June 2002, the Corporation entered into an employment agreement with Mr. Holden to serve as Chief Financial Officer of the Corporation effective June 14, 2002 through June 14, 2003. The term of Mr. Holden's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Pursuant to this agreement, Mr. Holden's initial salary was set at $350,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Holden and the Corporation. Mr. Holden is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $150,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Holden an option to purchase 125,000 shares of the Corporation's common stock at an exercise price of $7.79 per share. Two-thirds of these options will vest on the second anniversary of Mr. Holden's execution of his employment agreement and on the next anniversary thereafter the remaining one-third of these options will vest.

         The employment agreement with Mr. Holden also provides that the Corporation pay the relocation expenses for Mr. Holden and his family if the Corporation's headquarters is relocated more than 30 miles from the current Lafayette, Indiana location.

         In the event that the Corporation terminates Mr. Holden's employment without cause, or it is terminated by Mr. Holden as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Holden of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Holden shall become vested. If the Corporation terminates Mr. Holden's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Holden has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

         In June 2002, the Corporation also entered into an employment agreement with Mr. Giromini to serve as Chief Operating Officer of the Corporation effective July 15, 2002 through July 15, 2003. The term of Mr. Giromini's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Pursuant to this agreement, Mr. Giromini's initial salary was set at $325,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Giromini and the Corporation. Mr. Giromini is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $150,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Giromini an option to purchase 125,000 shares of the Corporation's common stock at an exercise price of $8.65 per share. Two-thirds of these options will vest on the second anniversary of Mr. Giromini's employment and on the next anniversary thereafter, the remaining one-third of these options will vest. Mr. Giromini was also issued a grant of restricted stock for foregone equity in his previous employer. This agreement is described in further detail elsewhere in the proxy statement in which this report is included.

         The employment agreement with Mr. Giromini provides that the Corporation pay the relocation expenses for Mr. Giromini and his family for the costs incurred in moving his residence to the Lafayette, Indiana area. The agreement also provides that the Corporation reimburse Mr. Giromini up to $5,000 per month for six months for lodging, as well as reimburse him for the travel expenses he incurs commuting on the weekends to his former home.

         In the event that the Corporation terminates Mr. Giromini's employment without cause, or it is terminated by Mr. Giromini as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Giromini of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Giromini shall become vested. If the Corporation terminates Mr. Giromini's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Giromini has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

         In May 2002, the Corporation entered into a severance agreement with Mr. Dessimoz effective May 6, 2002 through May 6, 2004. The severance agreement provides that if the Corporation terminates his employment without cause or it is terminated by Mr. Dessimoz as a result of any prohibited reduction in Mr. Dessimoz' base salary, fringe benefits or bonus eligibility, unless the reduction of fringe benefits or bonus eligibility is generally applicable to peer employees of the Corporation, Mr. Dessimoz has his responsibilities or areas of supervision substantially reduced, Mr. Dessimoz has his responsibilities or areas of supervision substantially increased without an appropriate increase in his compensation or Mr. Dessimoz is required to move his office more than 50 miles outside the metropolitan area in which Mr. Dessimoz' office was located immediately prior to the move, the Corporation is required to pay Mr. Dessimoz (i) the sum of Mr. Dessimoz' annual salary immediately prior to his promotion as acting Chief Executive Officer, with such amount being not less than $265,000, and any accrued vacation pay within 30 days of termination, (ii) an amount equal to 1.5 times the sum of Mr. Dessimoz' annual salary immediately prior to his promotion as acting Chief Executive Officer, with such amount being not less than $265,000, and 25% of such salary and (iii) insurance and health benefits for Mr. Dessimoz and his family for one and one-half years after the date of termination. In addition, all unvested options then held by Mr. Dessimoz become fully vested. Mr. Dessimoz' employment with the Corporation ended effective May 23, 2002 and pursuant to the terms of this agreement, he received in 2002, $193,229 of $496,875 cash compensation due.

         In May 2002, the Corporation also entered into a severance agreement with Mr. Nagle effective May 6, 2002 through May 6, 2004. The severance agreement provides that if the Corporation terminates Mr. Nagle without cause or it is terminated by Mr. Nagle as a result of any prohibited reduction in Mr. Nagle's base salary, fringe benefits or bonus eligibility, unless the reduction of fringe benefits or bonus eligibility is generally applicable to peer employees of the Corporation, he has his responsibilities or areas of supervision substantially reduced, he has his responsibilities or areas of supervision substantially increased without an appropriate increase in his compensation or he is required to move his office more than 50 miles outside the metropolitan area in which his office was located immediately prior to the move, the Corporation is required to pay Mr. Nagle (i) the sum of Mr. Nagle's current annual salary or annual salary at the time of his termination, whichever is greater, and any accrued vacation pay within 30 days of termination, (ii) an amount equal to 1.5 times the sum of Mr. Nagle's current annual salary or annual salary at the time of his termination, whichever is greater, and the annual bonus that would be payable to him if all bonus plan performance targets were met and (iii) insurance and health benefits for Mr. Nagle and his family for one and one-half years after the date of termination. In addition, all unvested options then held by Mr. Nagle become fully vested. Mr. Nagle resigned from the Corporation as of December 31, 2002 and subject to a letter agreement entered into by the Corporation and Mr. Nagle in July 2002, he is entitled to the benefits described above, the cash compensation due totaling $515,625.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors in 2002 consisted of Messrs. Hackett, Harrison, Koci, Burdakin and Jischke. None of these individuals is currently, or was during 2002, an officer or employee of the Corporation. In addition, none of these individuals serves as a member of the Board of Directors or on the compensation committee of any corporation that has an executive officer serving on the Board of Directors of the Corporation or its Compensation Committee.



AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors in fiscal 2002 consisted of Messrs. Hackett, Jischke, Burdakin and Koci. The Committee's responsibilities are described in a written charter adopted by the Board of Directors which was amended in February, 2003. The charter, as amended, is included as Appendix A to this proxy statement.

         As part of its ongoing activities, which are described above under "Information Concerning the Board of Directors and Certain Committees--Audit Committee," the Audit Committee has:

            - Reviewed and discussed with management the Corporation's audited consolidated financial statements for the fiscal year ended December 31, 2002;

            - Discussed with Ernst & Young, LLP, the Corporation's independent auditors for fiscal 2002, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

            - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence; and,

            - Considered the compatibility of the non-audit services provided by the auditors (which are described in the Corporation's proxy statement under the heading "Independent Public Accountant") with the auditors' independence.

         The Audit Committee's job is one of oversight. The members of the Audit Committee are not experts in the fields of accounting or auditing, including auditor independence. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining the system of internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles.

         On the basis of these reviews and discussions, the Audit Committee recommended that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

All Audit Committee members have approved this report.

                                          Submitted by the
                                          Members of the Audit Committee

                                          David C. Burdakin
                                          John T. Hackett
                                          Martin C. Jischke
                                          Ludvik F. Koci

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the Dow Jones Transportation Index. It covers the period commencing December 31, 1996 and ended December 31, 2002. The graph assumes that the value for the investment in the Common Stock of the Corporation and in each index was $100 on December 31, 1996 and that all dividends were reinvested. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.


              COMPARISON OF CUMULATIVE TOTAL RETURN TO SHAREHOLDERS
                   DECEMBER 31, 1996 THROUGH DECEMBER 31, 2002
              AMONG WABASH NATIONAL CORPORATION, THE S&P 500 INDEX
                     AND THE DOW JONES TRANSPORTATION INDEX

                     (RETURN ASSUMES DIVIDEND REINVESTMENT)




                WABASH          S&P 500         DJ TRANS
                ------          -------         --------
1996            100             100             100
1997            154.52          130.47          144.37
1998            111.93          164.82          139.63
1999            82.90           194.44          131.99
2000            48.57           174.74          130.63
2001            48.95           151.95          117.04
2002            52.59           118.59          103.72


                           RELATED PARTY TRANSACTIONS

         In July 2001, the Corporation entered into a three-year consulting and non-compete agreement with Donald J. Ehrlich, former President and Chief Executive Officer of the Corporation. At the time the agreement was executed, Mr. Ehrlich was a director of the Corporation. The agreement provides for Mr. Ehrlich to provide certain consulting services to the Corporation and precludes Mr. Ehrlich from engaging in defined activities which are deemed competitive to the interests of the Corporation. The agreement provides for payments to Mr. Ehrlich for consulting services rendered to the Corporation of $50,000 per month during the first year of the agreement term, $41,667 per month during the second year of the agreement term, and $33,333 per month during the third year of the agreement term.

         In April 2002, the Corporation entered into an employment contract with William P. Greubel in connection with Mr. Greubel's employment as Chief Executive Officer and President of Wabash National Corporation beginning in May, 2002. Mr. Greubel was formerly a Director and Chief Executive Officer of Accuride Corporation, a manufacturer and supplier of wheels for medium and heavy-duty trucks and trailers. During 2002, the Corporation purchased certain products from Accuride Corporation, and the Corporation expects to make additional purchases during 2003. All purchases made during 2002 were on an arm's-length basis, and the Corporation expects that future purchases will be made on an arm's-length basis.

         In June 2002, the Corporation entered into an employment contract with Richard J. Giromini in connection with Mr. Giromini's employment as Chief Operating Officer of Wabash National Corporation beginning in July, 2002. Mr. Giromini was formerly Senior Vice President/Technology and Continuous Improvement of Accuride Corporation, a manufacturer and supplier of wheels for medium and heavy-duty trucks and trailers. During 2002, the Corporation purchased certain products from Accuride Corporation, and the Corporation expects to make additional purchases during 2003. All purchases made during 2002 were on an arm's-length basis, and the Corporation expects that future purchases will be made on an arm's-length basis.

         In September 2002, the Corporation entered into a sixteen month consulting and non-compete agreement with Charles Ehrlich, former Vice President of Operations of the Corporation. Mr. Charles Ehrlich is the brother of Donald
J. Ehrlich, former President, Chief Executive Officer and Director. The agreement provides for Mr. Ehrlich to provide certain consulting services to the Corporation and precludes Mr. Ehrlich from engaging in defined activities which are deemed competitive to the interests of the Corporation. The agreement provides for payments to Mr. Ehrlich for consulting services rendered to the Corporation of $21,243 per month during the first four months of the agreement term, and $21,730 per month during the remaining twelve months of the agreement term.



                 PROVISIONS OF THE CERTIFICATE OF INCORPORATION
                           WITH ANTI-TAKEOVER EFFECTS

AUTHORIZED SHARES OF CAPITAL STOCK

         The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, 25,721,165 shares of which were issued and outstanding as of April 18, 2003, and up to 25,000,000 shares of Preferred Stock, 352,000 shares of which were outstanding as of April 18, 2003. Additional shares of Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. In addition, such shares of Preferred Stock, together with authorized but unissued shares of Common Stock, could also represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of the Corporation's stockholders.

         On November 7, 1995, the Board of Directors adopted a Stockholder Rights Plan (the "Plan"). The Plan is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Corporation without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interest of shareholders.

         Under the terms of the Plan, each share of Common Stock is accompanied by one right; each right entitles the shareholder to purchase from the Corporation, one one-thousandth of a newly issued share of Series A Preferred Stock at an exercise price of $120.

         The rights become exercisable ten days after a public announcement that an acquiring person or group (as defined in the Plan) has acquired 20% or more of the outstanding Common Stock of the Corporation (the "Stock Acquisition Date") or ten days after the commencement of a tender offer which would result in a person owning 20% or more of such shares. The Corporation can redeem the rights for $.01 per right at any time until ten days following the Stock Acquisition Date (the 10-day period can be shortened or lengthened by the Corporation). The rights will expire in November 2005, unless redeemed earlier by the Corporation.

         If, subsequent to the rights becoming exercisable, the Corporation is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of the Acquiring Corporation with a market value equal to twice the exercise price of each right. Alternatively, if a 20% holder acquires the Corporation by means of a merger in which the Corporation and its stock survives, or if any person acquires 20% or more of the Corporation's Common Stock, each right not owned by a 20% or more shareholder, would become exercisable for Common Stock of the Corporation (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price of the right.

                                VOTING PROCEDURES

         Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

         Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are not counted for the election of director proposal. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Ernst & Young, LLP has acted as the Corporation's independent public accountants for the year ended December 31, 2002. Representatives of Ernst & Young, LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

         The fees paid by the Corporation to Ernst & Young, LLP for the fiscal year ended December 31, 2002 were as follows:

         Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Corporation's Forms 10-Q for the fiscal year ended December 31, 2002 were $647,500.

         Financial Information Systems Design and Implementation Fees. No fees were billed by Ernst & Young, LLP for financial information systems design and implementation services during 2002.

         All Other Fees. The aggregate fees billed for other professional services rendered by Ernst & Young, LLP for the year ended December 31, 2002, other than the services described above under "Audit Fees," equaled $411,179, including audit-related fees of $80,026 and tax and other fees of $331,153. Audit-related fees include audits of benefit plan audits, accounting consultation, consents, and other audit services. Tax and other fees include, tax compliance and consulting matters.

         The Audit Committee has not yet selected the Corporation's auditors for the year ending December 31, 2003. As part of the Corporation's ongoing process of evaluating services and costs, the Audit Committee is evaluating its options.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2004 Annual Meeting of the Corporation (other than proposals submitted under Securities Exchange Act Rule 14a-8) must be received at the Corporation's principal executive offices no later than March 13, 2004. Stockholder proposals intended to be presented under Rule 14a-8 must be received at the Corporation's principal executive offices no later than December 26, 2003.


                                  OTHER MATTERS

         Management knows of no matters to be presented for action at the meeting other than the matters mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their best judgment.


                                          By Order of the Board of Directors

                                          /s/ CYNTHIA J. KRETZ
                                          ----------------------------------
                                          CYNTHIA J. KRETZ
                                          Secretary


April 29, 2003

                                   APPENDIX A

                           WABASH NATIONAL CORPORATION

                             AUDIT COMMITTEE CHARTER



PURPOSE

The purpose of the Audit Committee is to assist in Board oversight of the:

   (1)  integrity of the financial statements of the Company

   (2)  compliance by the Company with legal and regulatory requirements

   (3)  qualifications and independence of the Company's independent auditors

   (4) performance of the Company's internal audit functions and independent auditors.



COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable rules and regulations. At all times at least one member of the Audit Committee shall be a "financial expert" within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.


The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be removed and replaced by the Board.


COMMITTEE POWERS, AUTHORITY, DUTIES, AND RESPONSIBILITIES

1.   The Audit Committee shall have the sole authority to:

        a)  appoint the independent auditors to be retained by the Company

        b)  approve the compensation of the independent auditors

        c) be directly responsible, and have the sole authority, for the discharge or replacement of the independent auditors.

2. The Audit Committee shall approve in advance ALL services provided by the independent auditors whether or not related to the audit.

     The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report.

3. The Audit Committee shall review the annual audited financial statements with management and the independent auditors including:

        a) major issues regarding accounting and auditing principles and practices

        b) the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition"

        c) the adequacy of internal controls that could significantly affect the Company's financial statements

        d) any material correcting adjustments that have been identified by the independent auditor

        e)  any material off-balance sheet transactions

        f) arrangements, obligations and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

        g) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

4. The Audit Committee shall review analyses and reports prepared by management and the independent auditors of:

        a) significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the company's financial statements

        b) the ramifications of the use of alternative disclosures and treatments

        c)  the treatment preferred by the independent auditors

        d) other material written communications between the independent auditors and management, any "management" or "Internal control" letter issued, or proposed to be issued, by the audit firm to the company or schedule of unadjusted differences.

5. The Audit Committee shall review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     The Audit Committee shall also discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.   The Audit Committee shall:

        a) review policies and procedures with respect to Company transactions in which officers or directors have an interest;

        b) where appropriate, including when their review is requested by management or the independent auditors:

            1) review policies and procedures with regard to officers' expense accounts and perquisites

            2) review any officer or director use of corporate assets for personal gain.

            3) consider the results of any review of these areas by the internal audit staff or independent auditors.

            4) review all related party transactions and similar matters to the extent required by the New York Stock Exchange to be approved by an audit committee or comparable body.

7. The Audit Committee shall meet periodically with management, the senior internal audit executive, and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     The Audit Committee shall also review and evaluate the Company's processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

8. The Audit Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors, or management.

9. The Audit Committee shall receive periodic reports, at least annually, from the independent auditor regarding:

        a)  the auditors' independence

        b)  the auditors' internal quality-control procedures

        c) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

        d) relationships between the independent auditors and the Company, discuss such reports with the auditor, and take appropriate action on any disclosed relationship to satisfy itself of the auditor's independence.

     The Audit Committee will also establish clear hiring policies for employees or former employees of the independent auditor.

10. The Audit Committee shall evaluate the performance of the independent auditor and, if so determined by the Audit Committee, have the exclusive authority to terminate and replace the independent auditors (subject, if deemed appropriate, to shareholder ratification).

11. The Audit Committee shall review the appointment, compensation and replacement of the senior internal auditing executive.

12. The Audit Committee shall review the significant reports to management prepared by the internal auditing department and management's responses thereto

13. The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the annual audit and other examinations of the Company's quarterly, annual, and other financial information. The Audit Committee shall also review with the senior internal audit executive and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

14. The Audit Committee shall inquire of the independent auditors as to whether they are aware that Section 10A of the Securities Exchange Act of 1934 has been implicated.

15. The Audit Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to any such problems or difficulties and to any management letter. Such review should include:

        a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        b)  Any changes required in the planned scope of the internal audit.

        c) the independent auditor's assessment of the Company's internal control structure.

16. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in the proxy statement, including with regard to fees relating to the audit.

17. The Audit Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

18. The Audit Committee shall review with the Company's general counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

19. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20. The Audit Committee shall meet at least annually in separate executive sessions with:

        a)  the chief financial officer and the members of management

        b)  the senior internal audit executive

        c)  the independent auditors

21. The Audit Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

22. The Audit Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Audit Committee accompanied by any recommendation to the Board.

23. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

24.  The Audit Committee shall annually review its own performance.

25. The Audit Committee shall have the authority to engage, and obtain advice and assistance from, outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefore as determined by the Audit Committee.

26. The Audit Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

27. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.



Adopted by the Board of Directors on February 19, 2003.

                                DETACH CARD HERE
 -------------------------------------------------------------------------------

                          WABASH NATIONAL CORPORATION

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2003
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. Hackett and Martin C. Jischke, or each of them, as the proxies of the undersigned, to vote all shares of Common or Preferred Stock of Wabash National Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 2, 2003 or any adjournment thereof, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.

1. Election of five Directors by all Stockholders Nominees:

               01 - DAVID C. BURDSKIN    02 - WILLIAM P. GREUBEL
     03 - JOHN T. HACKETT    04 - MARTIN C. JISCHKE    05 - LUDVIK F. KOCI

                      [ ]  FOR ALL      [ ]  WITHHOLD ALL
                 [ ]  FOR ALL (Except Nominee(s) listed below)


--------------------------------------------------------------------------------

2. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

                            YOUR VOTE IS IMPORTANT.

          PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                   (Continued and to be signed on reverse side.)

                                DETACH CARD HERE
 -------------------------------------------------------------------------------

                        (Continued from the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSITION I.

                                                  Dated: --------------- , 2003

                                                  ------------------------------
                                                           Signature(s)

                                                  ------------------------------

                                                  Please sign exactly as name
                                                  appears in box on the left.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, please
                                                  give title as such. If a
                                                  corporation, please sign
                                                  partnership name by authorized
                                                  person. If joint account,
                                                  please provide both
                                                  signatures.